EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of North America Frac Sand, Inc. (the "Company") on Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, David Alexander, Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

Such Annual Report on Form 10-K for the year ended December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the period ended December 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2016	By:	/s/ David Alexander
David Alexander
Principal Executive Officer Principal Financial Officer
North America Frac Sand, Inc.